Exhibit 16


December 4, 2006







Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549





We have read Item 4.01 of Form 8-K dated December 4, 2006 of Nanoscience Technologies, Inc. and are in agreement with the statements contained therein.











GOLDSTEIN GOLUB KESSLER LLP